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                                                                      EXHIBIT 21

                  SUBSIDIARIES OF THE STRIDE RITE CORPORATION

   The subsidiaries of the Registrant, all of which are wholly owned by the Registrant except for PSR Footwear Company Limited (49.5% owned), are listed below:

                                                          Place of Incorporation
                                                          ----------------------
   Stride Rite Children's Group, Inc.....................     Massachusetts
   Stride Rite International Corp........................     Massachusetts
   Stride Rite Sourcing International, Inc...............     Massachusetts
   Sperry Top-Sider, Inc. ...............................     Massachusetts
   The Keds Corporation..................................     Massachusetts
   SR/Ecom, Inc..........................................     Massachusetts
   Tommy Hilfiger Footwear, Inc..........................     Massachusetts
   Stride Rite Investment Corporation....................     Massachusetts
   Stride Rite Manufacturing of Missouri, Inc............     Missouri
   SRR, Inc..............................................     Delaware
   SR Holdings Inc.......................................     Delaware
   SRL, Inc..............................................     Delaware
   Stride Rite Canada Limited............................     Canada
   Stride Rite de Mexico, S.A. de C.V....................     Mexico
   PSR Footwear Company Limited..........................     Thailand

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